                                                                      EXHIBIT 11

                              BANCORP HAWAII, INC.
             STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

                            YEARS ENDED DECEMBER 31

                                                                      FULLY
                                                        PRIMARY      DILUTED
                                                      ------------ ------------
1993
Net Income........................................... $132,567,000 $132,567,000
                                                      ============ ============
Daily Average Shares Outstanding(1)..................   42,413,637   42,413,637
Shares Assumed Issued for Stock Options..............      554,153      554,153
                                                      ------------ ------------
                                                        42,967,790   42,967,790
                                                      ============ ============
Earnings Per Common Share and Common Share
 Equivalents(1)...................................... $       3.09 $       3.09
                                                      ============ ============
1992
Net Income........................................... $127,524,000 $127,524,000
                                                      ============ ============
Daily Average Shares Outstanding(1)..................   41,828,414   41,828,414
Shares Assumed Issued for Stock Options..............      699,053      706,575
                                                      ------------ ------------
                                                        42,527,466   42,534,989
                                                      ============ ============
Earnings Per Common Share and Common Share Equiva-
 lents(1)............................................ $       3.00 $       3.00
                                                      ============ ============
1991
Net Income........................................... $112,691,000 $112,691,000
                                                      ============ ============
Daily Average Shares Outstanding(1)..................   41,235,279   41,235,279
Shares Assumed Issued for Stock Options..............      610,955      724,814
                                                      ------------ ------------
                                                        41,846,234   41,960,093
                                                      ============ ============
Earnings Per Common Share and Common Share
 Equivalents(1)...................................... $       2.69 $       2.69
                                                      ============ ============

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(1) Adjusted for 50% stock dividend declared on January 26, 1994.

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